UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

FRESHWATER TECHNOLOGIES, INC.
(Exact name of small business issuer as specified in its charter)

Nevada	98-0508360
(State or other jurisdiction of incorporation or organization)	(IRS Employer Identification No.)

30 Denver Crescent, Suite 200, Toronto, Ontario, Canada M2J 1G8
(Address of principal executive offices)

(416) 490-0254
(Issuer’s telephone number)

N/A
(Former name, former address and former fiscal year, if changed since last report)

2010 Non-Qualified Stock Plan
(Full title of the plan)

Nevada Corporate Formations Inc.
1500 E. Tropicana Ave. Suite 100
Las Vegas, Nevada 89119
(Name and address of agent for service)

866.734.7400
(Telephone number, including area code, of agent for service)

Copies of all communications, including all communications sent to the agent for service, should be sent to:

Clark Wilson LLP
Barristers & Solicitors
Kari Richardson
800 - 885 West Georgia Street, Vancouver, British Columbia, Canada V6C 3H1
Telephone: 604.687.5700
Facsimile: 604.687.6314

Indicate by check mark whether the registrant is a “large accelerated filer”, an “accelerated filer”, a “non-accelerated filer,” or a “smaller reporting company” as defined in Rule 12b-2 of the Exchange Act:

Large accelerated filer [ ]		Accelerated filer [ ]
Non-accelerated filer [ ]	(Do not check if smaller reporting company)	Smaller reporting company [X]

CALCULATION OF REGISTRATION FEE

		Proposed	Proposed
		Maximum	Maximum	Amount of
Title of Securities to	Amount to be	Offering	Aggregate	Registration
be Registered(1)	Registered(2)	Price Per Share	Offering Price	Fee
Shares of Common Stock	25,000,000	$0.02(3)	$500,000	$35.65

(1)          We are filing this registration statement in accordance with the requirements of Form S-8 under the Securities Act, to register an aggregate of 25,000,000 shares of our common stock that we may issue pursuant to our 2010 Non-Qualified Stock Plan.

(2)           Pursuant to Rule 416(a), this registration statement also covers any additional shares of our common stock to be offered or issued as a result of any stock dividend, stock split, recapitalization or other similar transaction effective without receipt of consideration that increases the number of outstanding shares of our common stock.

(3)          Estimated in accordance with Rule 457(h) of the Securities Act of 1933, as amended, solely for the purpose of calculating the amount of the registration fee, based upon the average of the high and low bid prices of the shares of our common stock on January 22, 2010 as reported on the OTC Bulletin Board.

Part I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

          Information required by Part I to be contained in Section 10(a) prospectus is omitted from the Registration Statement in accordance with Rule 428 under the Securities Act of 1933, and Note to Part I of Form S-8.

Part II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

          The following documents filed by our company with the Securities and Exchange Commission are incorporated by reference into this Registration Statement:

1.	our latest annual report on Form 10-K for the fiscal year ended December 31, 2008 filed on April 15, 2009;

2.	our other reports filed pursuant to section 13(a) or 15(d) of the Exchange Act since the end of the fiscal year ended December 31, 2008, as follows:

	(a)	our quarterly report on Form 10-Q for the quarterly period ended March 31, 2009 filed on May 15, 2009;

	(b)	our quarterly report on Form 10-Q for the quarterly period ended June 30, 2009 filed on August 14, 2009;and,

	(c)	our quarterly report on Form 10-Q for the quarterly period ended September 30, 2009 filed on November 16, 2009;

3.

the description of our common stock, $0.001 par value, contained in our registration statement on Form S-1 (SEC file no. 333-140595) filed on June 18, 2008, including all amendments and reports for the purpose of updating such description.

In addition to the foregoing, all reports and other documents that we subsequently file pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended, prior to the filing of a post-effective amendment indicating that all of the securities offered pursuant to this registration statement have been sold or deregistering all securities then remaining unsold, shall be deemed to be incorporated by reference in this registration statement and to be part hereof from the date of filing of such documents. Any statement contained in a document incorporated by reference in this registration statement shall be deemed to be modified or superseded for purposes of this registration statement to the extent that a statement contained in this registration statement or in any subsequently filed document that is also incorporated by reference in this registration statement modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this registration statement.

Item 4. Description of Securities.

Not applicable.

Item 5. Interests of Named Experts and Counsel.

Not Applicable.

Item 6. Indemnification of Directors and Officers.

Nevada corporation law provides that:

- a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, except an action by or in the right of the corporation, by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses, including attorneys’ fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with the action, suit or proceeding if he acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful;

- a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses, including amounts paid in settlement and attorneys’ fees actually and reasonably incurred by him in connection with the defense or settlement of the action or suit if he acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation. Indemnification may not be made for any claim, issue or matter as to which such a person has been adjudged by a court of competent jurisdiction, after exhaustion of all appeals therefrom, to be liable to the corporation or for amounts paid in settlement to the corporation, unless and only to the extent that the court in which the action or suit was brought or other court of competent jurisdiction determines upon application that in view of all the circumstances of the case, the person is fairly and reasonably entitled to indemnity for such expenses as the court deems proper; and

- to the extent that a director, officer, employee or agent of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding, or in defense of any claim, issue or matter therein, the corporation shall indemnify him against expenses, including attorneys’ fees, actually and reasonably incurred by him in connection with the defense.

     We may make any discretionary indemnification only as authorized in the specific case upon a determination that indemnification of the director, officer, employee or agent is proper in the circumstances. The determination must be made:

- by our stockholders;

- by our board of directors by majority vote of a quorum consisting of directors who were not parties to the action, suit or proceeding;

- if a majority vote of a quorum consisting of directors who were not parties to the action, suit or proceeding so orders, by independent legal counsel in a written opinion;

- if a quorum consisting of directors who were not parties to the action, suit or proceeding cannot be obtained, by independent legal counsel in a written opinion; or

- by court order.

     Our By-laws provide we shall indemnify any director, officer, employee or agent of our company, or any person serving in any such capacity of any other entity or enterprise at our request, against any and all legal expenses, including attorney’s fees, claims and or liabilities arising our of any action, suit or proceeding, except an action by or in the right of our company. We may, but are not required, to indemnify any person where such person acted in good faith and in a manner reasonably believed to be or not opposed to the best interests of our company and, with respect to any criminal action or proceeding, where there was not reasonable cause to believe the conduct was unlawful. The termination of any action, suit or proceeding by judgment, order or settlement or conviction, shall not, of itself, create a presumption that the person did not act in good faith and in a manner reasonably believed to be in or not opposed to the best interests of our company, and that, with respect to any criminal action or proceeding, there was reasonable cause to believe that the conduct was unlawful.

     Indemnification will be made by us only when authorized in the specific case and upon a determination that indemnification is proper by (i) the stockholders, (ii) a majority vote of a quorum of the board of directors, consisting of directors who were not parties to the action, suit or proceeding, or (iii) independent legal counsel in a written legal opinion, if a quorum of disinterested directors so orders or if a quorum of disinterested directors cannot be obtained.

     Expenses incurred in defending any action, suite or proceeding may be paid by our company in advance of the final disposition, when authorized by our board of directors, upon receipt of any undertaking by or on behalf of the person defending to repay such advances if indemnification is not ultimately available under the indemnification provisions of our By-laws.

     Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of our company under Nevada law or otherwise, we have been advised the opinion of the Securities and Exchange Commission is that such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event a claim for indemnification against such liabilities (other than payment by us for expenses incurred or paid by a director, officer or controlling person of our company in successful defense of any action, suit, or proceeding) is asserted by a director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction, the question of whether such indemnification by it is against public policy in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

Item 7. Exemption from Registration Claimed.

Not Applicable.

Item 8. Exhibits.

5.1	Opinion of Clark Wilson LLP.

23.1	Consent of Clark Wilson LLP (included in Exhibit 5).

23.2	Consent of Independent Public Accountants.

Item 9. Undertakings.

(a)           We hereby undertake:

(1)           To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)           to include any prospectus required by Section 10(a)(3) of the Securities Act, as amended;

(ii)          to reflect in the prospectus any facts or events arising after the effective date of this registration statement (or the most recent post-effective amendment hereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement; and

(iii)         to include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in this registration statement;

PROVIDED, HOWEVER, that undertakings set forth in paragraphs (i) and (ii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or 15(d) of the Exchange Act that are incorporated by reference in this registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of this registration statement.

(2)           That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at the time shall be deemed to be the initial bona fide offering thereof.

(3)           To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b)           We hereby undertake that, for purposes of determining any liability under the Securities Act, each filing of our annual report pursuant to Section 13(a) or 15(d) of the Exchange Act that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)           We hereby undertake to deliver or cause to be delivered with the prospectus, to each person to whom the prospectus is sent or given, the latest annual report to security holders that is incorporated by reference in the prospectus and furnished pursuant to and meeting the requirements of Rule 14a-3 or Rule 14c-3 under the Exchange Act; and, where interim financial information required to be presented by Article 3 of Regulation S-X are not set forth in the prospectus, to deliver, or cause to be delivered to each person to whom the prospectus is sent or given, the latest quarterly report that is specifically incorporated by reference in the prospectus to provide such interim financial information.

(d)           Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and persons controlling our company pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by our company of expenses incurred or paid by a director, officer or controlling person of our company in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, our company will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by us is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Toronto, Ontario, Canada on January 20, 2010.

FRESHWATER TECHNOLOGIES, INC.

By:	/s/ Max Weisengruber
Max Weisengruber
President and Chief Executive Officer
(Principal Executive Officer)

By:	/s/ Brian Robertson
Brian Robertson
Chief Financial Officer
(Principal Financial Officer
and Principal Accounting Officer)

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the date indicated.

By:	/s/ Max Weisengruber
Max Weisengruber
director
January 20, 2010

By:	/s/ Brian Robertson
Brian Robertson
director
January 20, 2010

By:	/s/ Doug Robertson
Doug Robertson
director
January 20, 2010